Exhibit 10.47

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the "Agreement") is entered into by and between Neil Dial ("Executive") and Powell Industries, Inc. (the "Company") as follows:

1.Termination of Employment.  Executive and the Company acknowledge that Executive's employment with the Company terminated on February ____, 2015 (the "Termination Date").  Except as expressly set forth below, Executive is entitled to no payment, compensation or other benefits from the Company after the Termination Date.

2.Consideration.

a.Whether Executive signs this Agreement or not, the Company will pay to Executive all "Accrued Rights" as that term is defined in Section II.A. of that certain Executive Employment Agreement (the "Employment Agreement") entered into between Company and Executive effective as of December 1, 2013.

b.If Executive (i) signs this Agreement; (ii) does not revoke this Agreement as provided below; (iii) furnishes to the Company a written or electronic notice that Executive has not exercised Executive's right to revoke this Agreement dated not less than eight (8) days after the date on which Executive signs; and (iv) complies with all post-employment obligations, including, without limitation, the non-competition, non-solicitation and confidentiality and non-disclosures obligations contained in Attachment A to the Employment Agreement, the Company agrees to pay to Executive the following amounts, less applicable withholdings, and provide other benefits (all of which are collectively referred to as the "Severance Payment") as follows:

i.Continued payment of Executive's current base salary of $306,000 per year for twelve (12) months (the "Severance Period") following the Termination Date, payable in accordance with the Company's normal payroll practices as in effect on the date of termination;

ii.A lump sum payment of $229,500, representing Executive's Target Short-Term Incentive for the fiscal year ending September 30, 2015, which payment shall be due on the next business day after the expiration of six (6) months from the Termination Date;

iii.Immediate vesting of all outstanding unvested options, restricted stock, restricted stock units and/or performance share units, whether time based or performance based;

iv.Provided that Executive timely elects continued medical coverage pursuant to the provisions of COBRA, then, commencing on the first business day of each month (after expiration of the revocation period described herein and provided Executive has not revoked this Agreement), an amount equal to 100% of the COBRA premium which would otherwise be due under the Company's Group Health Plan to continue the coverage for Executive and/or Executive's dependents on terms and conditions comparable to those in effect as of the Termination Date, and continuing for the lesser of (a) eighteen (18) months from the Termination Date or (b) the date on which Executive qualifies for health insurance as a result of employment by or association with a subsequent employer, such payments to be made directly to Executive; and

v.Outplacement services for twelve (12) months from the Termination Date or until Executive attains substantially comparable employment (as determined by the Company) whichever is shorter.  Such outplacement services shall be commensurate with Executive's position and reasonable amount, but shall not exceed $25,000.

3.Releases.

a.In consideration of the promises and covenants made herein, Executive, for Executive, Executive's heirs, executors, administrators, successors and assigns, does hereby RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, and each of its parent, subsidiary, related and affiliated corporations or other entities, and each of their respective present or former officers, directors, shareholders, employees, agents, representatives, successors and assigns (all of whom are hereinafter collectively referred to as "Releasees") from any and all claims, demands, causes of action and liabilities of any kind or character, accrued or to accrue hereafter, which Executive ever had, now has or may hereafter have against Releasees, through the Effective Date of this Agreement, arising out of any act, omission, statement, representation, transaction or occurrence, including, without limitation, those related to Executive's employment by the Company or the termination thereof.  Without limiting the generality of the foregoing, it is understood and agreed that this Release constitutes a release of any claim or cause of action:  (i) for breach of the Employment Agreement, and/or any other employment, commission or other agreement existing between Executive and the Company, all of which are hereby acknowledged to have terminated, except that all of Executive's post-employment obligations, including those contained in Attachment A to the Employment Agreement shall remain in full force and effect, and, with that exception, the Company and Executive acknowledge that the Employment Agreement terminated as of the Termination Date; or (ii) otherwise related, in any way, to Executive's employment by the Company, including the termination thereof, and includes, without limitation, claims under Title VII of the Civil Rights Act of 1964 (and all of its amendments); the Americans with Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Anti-Retaliation provision of the Texas Workers Compensation Act; the Fair Labor Standards Act; the Texas Pay Day Law; the Texas Labor Code; the Family and Medical Leave Act; the National Labor Relations Act; the Fair Credit Reporting Act, as amended; the Rehabilitation Act; the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); the Sarbanes-Oxley Act of 2002; the Executive Polygraph Protection Act; the Financial Institutions Reform, Recovery and Enforcement Act; the Uniform Services Employment and Reemployment Rights Act of 1994; and any other state or federal statute or regulation governing the employment relationship or Executive's rights, or the Company's obligations, in connection therewith.  This release also constitutes a release of any claim or cause of action for invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, promissory estoppel, false imprisonment, defamation, negligence, gross negligence, breach of contract, libel or slander, tortious interference with contract or business relationship, misrepresentation, deceptive trade practices, fraud, and any employment-related claims, or for any personal injuries, however characterized, or by virtue of any fact(s), act(s) or event(s) occurring prior to the date of this Agreement.

b.EXECUTIVE UNDERSTANDS THAT BY SIGNING AND NOT REVOKING THIS RELEASE, EXECUTIVE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS WHICH EXECUTIVE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND/OR THE OLDER WORKERS' BENEFIT ACT FOR AGE DISCRIMINATION ARISING FROM EMPLOYMENT WITH THE COMPANY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SUE THE COMPANY IN FEDERAL OR STATE COURT FOR AGE DISCRIMINATION. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE (1) DOES NOT WAIVE ANY CLAIMS OR RIGHTS THAT MAY ARISE AFTER THE DATE THE AGREEMENT IS EXECUTED; (2) WAIVES CLAIMS OR RIGHTS ONLY IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EXECUTIVE IS ALREADY ENTITLED; (3) HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE; AND (4) AGREES THAT THIS AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY EXECUTIVE, AND EXECUTIVE, IN FACT, UNDERSTANDS THE TERMS, CONTENTS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

c.Anything herein to the contrary notwithstanding, this Agreement does not constitute a release nor a waiver of Executive's right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Texas Workforce Commission, or any other governmental agency with jurisdiction to regulate employment conditions or regulations; provided further, that Executive does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award, as a result of any proceeding of any kind or character initiated by any such governmental agencies or organizations.

d.Executive acknowledges that the Severance Payment includes consideration which Executive would not be entitled to receive but for Executive's execution and non revocation of this Agreement.

e.Anything herein to the contrary notwithstanding, Executive does not release his right to defense and/or indemnification under the terms of any indemnification agreement heretofore entered into between Executive and the Company, or under the terms of any provision of the Company's by-laws; nor does Executive release any rights under any Directors and Officers' Liability Insurance policy or policies, now or hereafter maintained by the Company.

f.In consideration of the premises, the Company, on behalf of itself, its successors and assigns, does hereby RELEASE, ACQUIT and FOREVER DISCHARGE Executive, Executive's heirs, executors, administrators, successors and assigns (all of which are included in references to Executive in this Section 3(f)) from any and all claims, demands, causes of action and liabilities of any kind or character accrued or to accrue hereafter which the Company ever had, now has or may hereafter have against Executive through the Effective Date of this Agreement, arising out of any act, omission, statement or representation made or omitted by or on behalf of the Executive in the course and scope of Executive's employment by the Company.

4.Legal Proceedings.Executive represents that Executive has not filed any claim, notice or any other document describing or naming the Company with any governmental agency.

5.Return of the Company's Property.  Executive represents and agrees that Executive:

a.Has not taken, altered, destroyed, or deleted any files, documents, electronically stored information or other materials belonging to, or created by or on behalf of the Company, whether or not containing any trade secrets or confidential information;

b.Will not use or disclose any of the Company's trade secrets or confidential information in any way or in any format including written information, information stored by electronic means, information retained in Executive's memory, and any and all copies of these materials.  In any event, Executive shall hold, in confidence, all non-public information employee has regarding the Company's marketing, business development, budgets or financial projections, or pending contracts, proposals or solicitations.

c.Acknowledges that all (i) correspondence, proposals, notes, reports, memoranda, records and files; (ii) plans, specifications, drawings, blueprints, and designs; (iii), training, service or other manuals; (iv) Customer or personnel lists or files, including mailing or contact lists; (v) computer software, programs, disks or files; (vi) tools, materials or equipment; (vii) photographs, photostats, negatives, undeveloped film; (viii) tape or electronic recordings (ix) information contained on any electronic storage or communications device used by Executive during Executive's employment with the Company, including those furnished by the Company and those owned by Executive, and (x) any other documents or programs, whether compiled by Executive or other employees of the Company, or its contractors, vendors or consultants, and those which were made available to Executive while employed at the Company, which contain any confidential information or trade secrets or concern or describe any part of the Company's business, Executive's employment or the Company's or Executive's dealings, transactions or communications with any Customers (all of which is hereinafter collectively referred to as Company Information), are and shall remain the sole and exclusive property of the

Company.  Executive agrees that this includes any Company Information contained on or within any personal computer, blackberry, cell phone, iPad, or any other telephonic or electronic communication or data storage device, including those owned by Executive which were used during Executive's employment with the Company (all of which are hereinafter collectively called Electronic Devices).  As a condition to receipt of the Severance Benefit described herein, Executive agrees to deliver to the Company any files, records, notes or other documents, and any Electronic Devices which were used during Executive's employment with the Company or which contain any Company Information.  The Company shall have the right to inspect any Electronic Device and to remove any Company Information therefrom and to retain any file, record, note or other document containing Company Information.

d.Has not kept in Executive's possession and will not disclose nor deliver to anyone else any Company Information whether in electronic, paper or any other format.

e.Has returned to the Company all of the Company's property and all Company Information which had been in Executive's possession, including, but not limited to all access cards, notes, data, forms, reference and training materials, applications, memoranda, computer programs, print‑outs, disks and the information contained in any computer, and any other records which contain, reflect or describe any confidential or proprietary information or trade secrets belonging exclusively to the Company.  Executive shall promptly deliver such materials and all copies thereof to the Company on the Effective Date of this Agreement.

6.Confidentiality and Confidential Information.

a.Executive acknowledges that by reason of Executive's position with the Company, Executive has been given access to trade secrets and confidential information regarding the Company's business affairs.  Executive acknowledges that all confidentiality, nondisclosure or other agreements relating to the Company's confidential information or trade secrets, and any non-compete or other agreement containing post-employment obligations shall remain in full force and effect, and nothing contained in this Agreement constitutes a release, modification or waiver of any of Executive's obligations under any such prior agreement.  Executive represents that Executive has complied with all of such agreements, and agrees to continue to comply with such agreements after the date hereof.

b.Executive shall not disclose the terms, conditions or considerations of this Agreement, and shall maintain all of the same in strict confidence, except to the extent that disclosure is required by applicable law or court order, and except that Executive may disclose this Agreement to Executive's attorneys, financial advisors, and tax consultants to the extent reasonably required for preparation of appropriate tax returns.  Nothing contained herein shall limit or prevent Executive from exercising any and all rights granted under the National Labor Relations Act, including, without limitation, the right to communicate regarding wages, hours and working conditions.

c.Executive and the Company agree that it would be impossible or impractical to determine the actual damages suffered by the Company as a result of a breach of paragraph 6(a) and (b) above.  Further the parties acknowledge and agree that the time and expenses involved in proving in any forum the actual damage or loss suffered by the Company for such a breach make liquidated damages appropriate.  Accordingly, instead of requiring any proof of damages or losses, Executive and the Company agree that as liquidated damages for any breach of paragraph 6(a) and (b) above (but not as a penalty), Executive shall be obligated to repay to the Company the entire amount of the Severance Payment.  Neither a breach of paragraph 6(a) and (b), nor the payment of liquidated damages shall affect the continuing validity or enforceability of this Agreement.

7.No Reemployment.  Executive expressly waives and disclaims any right to reinstatement or reemployment with the Company, and agrees never to seek employment with the Company at any time in the future unless requested to do so by the Company.

8.Post-Employment Obligations.  Executive acknowledges that all of the post-employment obligations of Executive under the Employment Agreement, including, without limitation, those described in Attachment A to the Employment Agreement, shall remain in full force and effect, and that Company's obligation to pay or provide all or any part of the Severance Payment is conditioned upon Executive's full, timely and faithful performance of those obligations.  In the event that Executive shall default in the performance of any of the post-employment obligations of the Employment Agreement, or Attachment A thereto, then, in addition to all other remedies which the Company may have, the Company shall have no further obligation to pay or provide any part of the Severance Payment, and Executive shall be obligated to repay, and the Company shall be entitled to recover and/or withhold from any amounts otherwise due Executive, any portion of the Severance Payment theretofore paid to Executive.  In addition, the Company shall have all of the rights and remedies provided in Attachment A to the Employment Agreement.

9.Non-disparagement.  Neither Executive nor the Company will, whether verbally, in writing or by electronic means, make or publish any negative or unfavorable statement of any kind about, nor otherwise criticize or disparage the other, or the other's business, products, services or operations, whether such statements are true or untrue; provided, however, that this provision does not prohibit Executive or any employee of the Company from testifying truthfully under oath where compelled by law to do so.

10.No Admission.  Neither the execution of this Agreement, nor the payment or performance of the consideration hereof shall constitute or be deemed to be an admission of liability on the part of any party, all of which is expressly denied.

11.Acknowledgments.

a.Executive represents and acknowledges that in executing this Agreement, Executive does not rely and has not relied upon any representation or statement made by the Company, or its agents, representatives, or attorneys with regarding to the subject matter, basis or effect of this Agreement or otherwise, and that Executive has engaged, and been represented by, an attorney of Executive's choosing in the negotiation and execution of this Agreement.  Executive acknowledges that Executive has been advised by the Company to consult with counsel of Executive's choosing with regard to the negotiation and execution of this Release, and has had an opportunity to do so.

b.Executive acknowledges that Executive has been fully compensated for all labor and services performed for the Company and has been reimbursed for all business expenses incurred on behalf of the Company through the Termination Date, and that the Company does not owe Executive any expense reimbursement amounts, or wages, including vacation pay or paid time-off benefits.

12.Governing Law. This Agreement is made and entered into in the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas.  This Agreement, its terms, conditions and obligations shall be payable and performable at the offices of Company in Houston, Harris County, Texas.

13.Savings Clause.  Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

14.Entirety of Agreement.  This Agreement sets forth the entire Agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof, except that this Agreement does not in any way supersede or alter any policies or agreements containing covenants not to compete, non‑disclosure, non‑solicitation agreements, or confidentiality agreements that may exist between Executive and the Company.

15.Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors and permitted assigns; provided, however, that Executive may not assign nor transfer to any person or entity any of Executive's rights or benefits hereunder, and any such purported assignment shall be void.  Executive warrants and represents to the Company that Executive has not conveyed nor assigned, nor attempted to convey or assign, any interest in or to any of the claims being released herein to any other person or entity.

16.No Admission.  This Agreement is entered into to compromise and settle disputed claims and legal issues, and neither the execution of this Agreement, nor the payment or furnishing of the Settlement Payment shall constitute or be deemed to be an admission of liability on the part of any of the Releasees all of which is expressly denied.

17.Time Period for Enforceability/Revocation of Agreement.  The Company's obligation to pay the Severance Payment and provide any other benefits described in this Agreement is contingent upon Executive executing and returning this Agreement to the Company.  Executive may take up to twenty‑one (21) days to consider this Agreement prior to executing it.  Executive may sign this Agreement at any time during this twenty‑one (21) day period.  Any changes made to this Agreement after presentation to Executive will not restart the running of the twenty‑one (21) day period.  After executing this Agreement, Executive shall have seven (7) days during which time Executive may revoke Executive's consent to this Agreement by given written or electronic notification of the decision to revoke to the Company.  This Agreement will not become effective or enforceable, and the payments and benefits described herein shall not become due, until such revocation period has expired and Executive has delivered a written or electronic notice that Executive has not exercised Executive's right to revoke this Agreement which notice is dated not less than eight (8) days after the date on which this Agreement is executed.

18.Notice of Revocation.  Any notice of revocation to be given pursuant to the foregoing paragraph shall be sent by email or facsimile transmission to:  Robert Callahan, bob.callahan@powellind.com .  Executive understands and acknowledges that Executive will not receive any monies or benefits pursuant to this Agreement except upon the execution and non-revocation of this Agreement, and the fulfillment of the promises contained herein.

19.Effective Date.  The Effective Date of this Agreement shall be the date on which it is signed by the Executive, provided that it is also signed by the Company regardless of when it is signed by the Company and provided that Executive does not revoke this Agreement in accordance with the provisions hereof.

20.Section 409A.  If the payments made under this Severance Agreement are subject to  Section 409A of the Internal Revenue Code of 1986, as amended (the "Code, then in no event will the Company be liable for any additional tax, interest or penalties that may be imposed on Executive by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code, and Executive agrees to indemnify the Company from any such liability.  By Executive's signature below, Executive attests that (i) Executive has reviewed this agreement with Executive's own tax advisors, (ii) Executive is relying solely on the advice of such advisors as to whether 409A applies to any payments made under this letter, and (iii) Executive has not relied upon any statements or representations of the Company or any of its agents regarding the provisions hereof or the applicability of Section 409A of the Code..

EXECUTIVE'S SIGNATURE BELOW MEANS THAT EXECUTIVE HAS READ THIS AGREEMENT AND AGREES AND CONSENTS TO ALL THE TERMS AND CONDITIONS CONTAINED HEREIN.

SIGNED this _____ day of _________, 2015.

EXECUTIVE:

Neil Dial

SIGNED this _____ day of ______________, 2015.

COMPANY:

POWELL INDUSTRIES, INC.

By:  Authorized Representative

HOUSTON_1/1385323v.4

10811-1  02/17/2015